EQUITY TRANSFER AGREEMENT

BY AND AMONG

HAPPY CORPORATION LIMITED

AND

ZOU DERONG

AND

CHEN WEIDONG

March 28, 2008

邹 陈

EQUITY TRANSFER AGREEMENT

This **EQUITY TRANSFER AGREEMENT** (the "**Agreement**") is entered into as of March 28, 2008 by and among the following parties:

> **HONG KONG Co** (" **HAPPY CORPORATION LIMITED** "), a Hong Kong Company;
>
> and
>
> ZOU DERONG residing at A4—602, Baoya Garden, 20th District, Bao An, Shenzhen, P.R.China
>
> ;
>
> and
>
> CHEN WEIDONG residing at Xinwei 19—102, Guangming Farm, Bao An, Shenzhen, P.R. China
>
> .

HONG KONG Co, ZOU DERONG, and CHEN WEIDONG are referred to herein as the "**Parties**", collectively, and as a "**Party**", individually. ZOU DERONG and CHEN WEIDONG, together, are referred to herein as "PRC Persons."

WHEREAS:

1) HONG KONG Co is a corporation registered in Hong Kong;

2) ZOU DERONG and CHEN WEIDONG are individuals residing in the People's Republic of China who collectively own 100% equity interest of Shengtai Industrial Co., Ltd (the "**Company**");

3) HONG KONG Co agrees to purchase the equity interest from PRC Persons and PRC Persons agree to sell such equity interest to HONG KONG Co.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE 1 TRANSFER OF INTEREST

1.1 **Agreement to Transfer**

Upon the terms and subject to the conditions of this Agreement, ZOU DERONG and CHEN WEIDONG will sell and transfer to HONG KONG Co, and HONG KONG Co will acquire from ZOU DERONG and CHEN WEIDONG, all the rights, title and ownership interest in and to the Company (the "**Transferred Interest**"), including, without limitation, ZOU DERONG's and CHEN WEIDONG's 100% equity interests in the registered capital of the Company (the "**Transfer**").

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1.2 **Purchase Price; Payment**

As a consideration for the Transfer, HONG KONG Co will pay to ZOU DERONG and CHEN WEIDONG an amount calculated in accordance with the method attached hereto as Schedule 1 (the "**Purchase Price**") in the manner described in Article 3.3 below. The Purchase Price will be the base price, which is US$1,500,500, less any permissible deductions as set forth in Schedule 1.

1.3 **Effective Date**

The Transfer will become effective as of the Reorganization Date (as defined in Article 10.1) of this Agreement.

ARTICLE 2 REORGANIZATION AND TERMINATION OF CERTAIN CONTRACTS

2.1 **Reorganization into a Wholly Foreign-Owned Enterprise**

Upon completion of the Transfer, HONG KONG Co will hold a one hundred percent (100%) equity interest in the Company and the Company will be reorganized and converted into a wholly foreign-owned enterprise (the "**Reorganization**") as of the Reorganization Date.

2.2 **Approval**

PRC Persons will submit this Agreement, the amended articles of association of the Company ("**New AOA**") and all other required documents to the local Department of Commerce ("**Approval Authority**") for examination and approval.

ARTICLE 3 THE CLOSING

3.1 **Closing Date**

Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "**Closing**") will take place at the offices of China Hi-Tech Fund, Shenzhen, People's Republic of China on the date of the Closing or remotely via facsimile and electronic mail, within five (5) business days after the Reorganization Date, or at such other time and place as the Parties may agree (the "**Closing Date**").

3.2 **Closing Deliveries**

At or prior to the Closing, PRC Persons A and B will deliver each of the following to HONG KONG Co in form and substance satisfactory to HONG KONG Co:

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(i) the approval and the certificate of approval from the relevant government authorities of the Transfer and the Reorganization in the manner effected hereby;

(ii) the approval from the Approval Authority of the New AOA in the form attached hereto as Annex B;

(iii) a revised business license of the Company issued by the relevant Administration for Industry and Commerce, indicating that the Company is a wholly foreign-owned enterprise, and otherwise in conformity with the terms of the New AOA;

(iv) a written resolution signed by all of the directors of the Company approving, among other things, the Transfer, the Reorganization, the termination of the shareholder agreement (if any) and the cancellation of the original articles of Association of the Company and the adoption of the New AOA;

(v) all original investment certificates issued to ZOU DERONG and CHEN WEIDONG by the Company in respect of its contribution to the registered capital of the Company;

(vi) any other documents, certificates, instruments and writings as reasonably requested by HONG KONG Co for the purposes of completing the transactions contemplated by this Agreement and perfecting or documenting its rights hereunder;

(vii) a certificate signed by PRC Persons and dated the Closing Date that the representations and warranties of PRC Persons contained in this Agreement are true, accurate and complete on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date and that PRC Persons has performed and complied with all covenants and agreements required by this Agreement to be performed or complied on or prior to the Closing Date by PRC Persons.

3.3 **Payment of Purchase Price**

Within [thirty (30)] business days after the Closing Date, HONG KONG Co will pay the Purchase Price, to PRC Persons by wire transfer of immediately available funds to the bank account designated by PRC Persons in writing at least five (5) working days prior to the payment.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

4.1 **Representations and Warranties of PRC Persons**

PRC Persons hereby represents and warrants to HONG KONG Co as follows:

(a) PRC Persons have the full legal right, power and authority to execute, deliver and perform this Agreement, and to carry out the transactions contemplated hereby.

(b) This Agreement constitutes the legal, valid and binding obligation of PRC Persons enforceable in accordance with its terms. The execution, delivery and performance of the terms of this Agreement.

i) will not violate or contravene any provision of law or other governmental directive, whether or not having the force of law, which is applicable to PRC Persons; and

ii) will not contravene any governmental guideline or policy statement applicable to PRC Persons; and

(c) PRC Persons currently holds, and will hold immediately prior to the Transfer, all of the Transferred Interest.

(d) Annex A contains a true, accurate and complete description of all of the assets and liabilities of the Company, tangible or intangible, as of January 28, 2008, and will, at the Closing Date, be a true, accurate and complete description of all of the assets and liabilities of the Company. The Company has full legal ownership of all such assets and, except as disclosed on Annex A, neither the Company, PRC Persons, nor any other person has mortgaged, pledged or otherwise encumbered its interest in any of Company's assets described on Annex A.

(e) PRC Persons are the sole beneficial owner and controls all of the Transferred Interest, and owns valid title to all of the Transferred Interest free and clear of any and all liens, charges, options, pledges, mortgages, and/or encumbrances of any kind (collectively, "**Liens**"). There are no outstanding or contingent rights, agreements or commitments with respect to the Transferred Interest which obligates PRC Persons to transfer or sell any or part of the Transferred Interest or any other interest in the Company (except as contemplated by this Agreement). PRC Persons has duly performed all actions, and has duly given all notices, required in order to transfer, and will transfer, the Transferred Interest to HONG KONG Co free and clear of any and all Liens.

(f) PRC Persons have obtained all consents, approvals and authorizations necessary for the valid and legal execution and delivery of this Agreement, the Transfer, and the completion of all other transactions contemplated hereby except for the approval of the Approval Authority for the Transfer and the Reorganization, which approval is to be obtained prior to the Closing Date.

(g) PRC Persons are not aware of any fact or event which as of the date hereof or with passage of time may cause any of its representations and warranties in this Article 4.1 to become misleading, untrue or incomplete, or might otherwise affect the willingness of a prudent investor to acquire the Transferred Interest or the amount of the consideration which such an investor would be prepared

to pay for the Transferred Interest. In the event PRC Persons become aware of any such fact or event, PRC Persons will immediately notify HONG KONG Co in writing, describing the fact or event in reasonable detail.

(h) ZOU DERONG and B had full right, power and authority to transfer any and all such assets immediately prior to their transfer to the HAPPY CORPORATION LIMITED.

(i) The representations and warranties of PRC Persons contained herein will be true and accurate in all material respects as of the date when made and as of the Reorganization Date and the Closing Date as though such representations and warranties were made at and as of such dates, except for changes expressly permitted or contemplated by the terms of this Agreement.

4.2 **Representations and Warranties of HONG KONG CO**

HONG KONG Co hereby represents and warrants to PRC Persons as follows:

(a) HONG KONG Co is a corporation duly organized, validly existing and in good standing under the laws of the Hong Kong SAR.

(b) HONG KONG Co has the full legal right, power and authority to execute, deliver and perform this Agreement and to carry out transactions contemplated hereby. The execution and delivery of this Agreement by HONG KONG Co and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement when executed and delivered constitutes the legal, valid and binding obligation of HONG KONG Co enforceable against HONG KONG Co in accordance with its terms.

(c) The representations and warranties of HONG KONG Co contained herein will be true and accurate in all material respects as of the date when made and at and as of the Reorganization Date and the Closing Date as though such representations and warranties were made at and as of such dates, except for changes expressly permitted or contemplated by the terms of this Agreement.

ARTICLE 5 OBLIGATIONS OF THE PARTIES

5.1 **Conduct of Business**

During the period from the date of this Agreement to the Closing Date the Parties will cause the Company to conduct its business and operations only in the ordinary and usual course of business and consistent with past practice.

5.2 **Obligations to Obtain Approval**

PRC Persons will be responsible for applying for and securing all approvals from the relevant government approval authorities necessary or advisable to complete the Transfer and the Reorganization, including without limitation, the approvals described

in Article 3.2. HONG KONG Co will provide all reasonable support as requested by PRC Persons.

5.3 **Entitlements of Parties**

The Parties hereby agree that starting on the Reorganization Date, ZOU DERONG and B will have no entitlement in respect of any profits or dividends whatsoever of the Company, whether derived from the period prior to or starting from the Reorganization Date, and ZOU DERONG and B will have no claim whatsoever against the Company or HONG KONG Co. Subject to Article 7.3 hereof, HONG KONG Co will have no claim against PRC Persons in respect of any loss or liability of the Company or HONG KONG Co other than any claim for damages or indemnity arising under this Agreement.

PRC Persons will be solely responsible for any undertakings and liabilities associated with the Transferred Interest which (or the causes of which) occur prior to the Closing Date.

5.4 **Performance of Obligations and Further Assurances**

Each of HONG KONG Co and PRC Persons will use best efforts to perform their obligations under this Agreement so as to effectuate the transactions contemplated by this Agreement. If, at any time after the Reorganization, any further action is necessary or desirable to carry out the purposes of this Agreement, to ensure that the Company has all the assets, permits, licenses, property, rights, privileges and powers to continue the business activities of the Company in the ordinary course, or to vest in HONG KONG Co full right and title to the Transferred Interest, the Parties will cooperate with each other and take such lawful and reasonable action and (i) furnish upon request such further information, (ii) execute and deliver to each other such other documents, and (iii) do such other acts, including without limitation, transfer of assets, contracts and permits to the Company or HONG KONG Co, as the other Party may reasonably request.

ARTICLE 6 <u>CONDITIONS PRECEDENT TO OBLIGATIONS OF HONG KONG CO</u>

6.1 **Conditions Precedent**

The obligation of HONG KONG Co to pay the Purchase Price is subject to the fulfilment of each of the following conditions, any one or more of which may be waived by HONG KONG Co in writing:

(a) Each of the representations and warranties of ZOU DERONG and B contained in this Agreement will be true, accurate and complete on and as of the Reorganization Date and the Closing Date with the same force and effect as though made on the Reorganization Date and as of the Closing Date. ZOU DERONG and B will have performed and complied with all covenants and

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agreements required by this Agreement to be performed or complied with by it on or prior to the Reorganization Date and the Closing Date.

(b) Each of the Company and PRC Persons will have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement including, but not limited to, all necessary Chinese government approvals to permit the Transfer and the Reorganization.

(d) The Transfer and the Reorganization pursuant to this Agreement will not violate or breach or result in a violation or breach of any applicable law or regulation.

(e) PRC Persons will have tendered delivery of all of the various items they are required to deliver to HONG KONG Co at or prior to the Closing under Article 3.2.

ARTICLE 7 SURVIVAL OF WARRANTIES; INDEMNIFICATION

7.1 Waiver

The respective representations and warranties of PRC Persons and HONG KONG Co contained herein or any certificates or other documents delivered prior to or at the Closing Date will not be deemed waived or otherwise affected by any investigation made by any Party and each and every such representation and warranty will survive the Closing. Any failure or delay on the part of a Party to exercise a right or power under this Agreement will not operate as a waiver thereof; nor will any single or partial exercise of a right or power preclude any other future exercise thereof.

7.2 Indemnification

If the Company, PRC Persons, or HONG KONG Co suffers any cost, expense, liability or loss, including, but not limited to, lost of profits, as a result of a breach or a non-performance of any provisions in this Agreement by the other party, including as a result of any of the representations and warranties being untrue, inaccurate or incomplete, the breaching Party will indemnify and hold the Company and the non-breaching Party or Parties harmless against any such cost, expense (including reasonable attorney fees), liability or loss, including but not limited to interest paid or lost as a result thereof.

ARTICLE 8 LIABILITIES FOR BREACH OF AGREEMENT

8.1 Breach of Agreement

If a Party fails to perform any of its obligations under this Agreement after the execution of this Agreement, the Party will be deemed to have breached this Agreement.

8.2 **Liabilities for Breach of Agreement**

If a Party (the "**Breaching Party**") fails to fulfil its obligations under this Agreement after the execution of this Agreement, the non-breaching parties will be entitled to compel the Breaching Party to perform its obligations under the Agreement or seek damages and any other remedies available under applicable law.

ARTICLE 9 GOVERNING LAW AND SETTLEMENT OF DISPUTES

9.1 **Governing Law**

The formation, validity, interpretation, execution, enforcement, amendment and termination of this Agreement shall be governed by the published laws of the People's Republic of China, without giving effect to the law on the choice of law in that jurisdiction. When the published laws of the People's Republic of China do not regulate a certain matter, international legal principles and practices shall apply.

9.2 **Settlement of Disputes**

In the event that any dispute arises from the performance of, or in relation to, this Agreement, the Parties shall attempt to resolve such dispute by friendly negotiations. If no resolution is reached within sixty (60) days of the delivery to the other Party by any Party of written notice requesting resolution of a dispute through negotiation and consultation, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission ("CIETAC") in Shenzhen for final resolution by arbitration in accordance with the rules and procedures of CIETAC. The CIETAC tribunal shall consist of three (3) arbitrators. The Parties shall at all times comply with and observe all requirements and rulings of CIETAC made in relation to any question, dispute or difference submitted to CIETAC for resolution.

Any award or determination by the CIETAC tribunal is final and binding on the relevant Parties. The arbitration proceedings shall be conducted in the English language. During the course of arbitration, this Agreement shall continue to be performed in all respects except for the relevant provision affected by the question, dispute or difference submitted to CIETAC for arbitration.

ARTICLE 10 GENERAL PROVISIONS

10.1 **Effective Date of Agreement; Reorganization Date**

This Agreement will be submitted to the Approval Authority for examination and approval and will become effective upon the date of the relevant approval certificate issued by such authority. Upon receipt of such approval certificate, application will be made to the relevant Administration for Industry and Commerce for the modification and reissuance of the Company's business license evidencing the Reorganization of

h.

the Company as a wholly foreign-owned enterprise. The reissuance date of the Company's business license will be the "**Reorganization Date**."

If this Agreement does not become effective or the Reorganization Date does not occur within [four (4) months] of its submission to the Approval Authority, or if conditions unsatisfactory to HONG KONG Co are attached to any approval by the relevant approval authorities, this Agreement will terminate automatically and no Party will have any obligation or liability under the Agreement.

10.2 **Language**

This Contract is executed in English and Chinese. Both language versions shall be equally authentic. Each Party acknowledges that it has reviewed both language texts and that they are substantially the same in all material respects..

10.3 **Counterparts**

This Agreement may be executed in any number of counterparts each of which when executed and delivered will be an original, but all the counterparts together will constitute one and the same instrument.

10.4 **Notices**

Any notice or written communication provided for in this Contract by either Party to the other, including but not limited to any and all offers, writings or notices to be given hereunder, will be in English and will be (i) personally delivered, (ii) transmitted by registered mail or courier, or (iii) transmitted by cable, telegram, telex or facsimile (with confirmation by registered mail), to the other Party. The date of receipt of notice or communication hereunder will be deemed to be seven (7) days after its postmark in the case of a registered letter, and three (3) business days after dispatch in the case of a cable, telegram, telex, facsimile transmission or courier followed by a registered mail letter. All notices and communications will be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party:

To HONG KONG Co:

HAPPY CORPORATION LIMITED
C-22 World Trade Plaza, Futian, Shenzhen,
P.R.CHINA

Attention: Shaoping Lu
Nationality: The United States of America
Title: Director

Tel. No.: 8367 9378
Fax. No.: 8367 9374

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To ZOU DERONG:	To CHEN WEIDONG:
Address: A4—602, Baoya Garden, 20th District, Bao An, Shenzhen, P.R.China Tel. No.: 138 0882 2449	Address: Xinwei 19—102, Guangming Farm, Bao An, Shenzhen, P.R. China Tel. No.: 3367 9088

10.5 **Entire Agreement**

This Agreement will constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and will supersede all prior discussions, negotiations and agreements between them with respect to the subject matter of this Agreement.

10.6 **Severability**

If any provision of this Agreement is found to be invalid, the invalidity of that provision will not affect the validity of any other provisions of this Agreement, provided that the invalid provision can be separated from the rest of this Agreement. If it cannot be so separated, the Parties will negotiate in good faith a substitute provision to accomplish the intent of the invalid provision to the maximum extent possible.

10.7 **Modifications, Amendments**

This Agreement will only be modified or amended by a written instrument in English signed by the authorized representatives of the Parties.

10.8 **Assignments**

This Agreement and the respective rights and obligations of the Parties hereunder may not be assigned.

10.9 **Annexes**

The Annexes hereto listed below are made an integral part of this Agreement and have the same binding force as the main body of this Agreement:

Schedule 1	Price Calculation Method
Annex A	Assets and Liabilities of the Company
Annex B	Appraisal Report of the Company

[Remainder of this Page Intentionally is Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first appearing above.

HONG KONG CO

By:____________________ (Company Seal)
Name: Shaoping Lu
Title: Director

ZOU DERONG

By: 邹德荣
Name:

CHEN WEIDONG

By: 陈卫东 (代)
Name:

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SCHEDULE 1

PRICE CALCULATION METHOD
(Article 1.2)

The Purchase Price as referred to in Article 1.2 will be calculated as follows:

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ANNEX A

ASSETS AND LIABILITIES

ANNEX B

APPRAISAL REPORT OF THE COMPANY

h1 .